UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 08, 2024

Acrivon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Suite 100
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 207-8979

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 8, 2024, Acrivon Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”).

Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers an aggregate of (i) 8,235,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $8.50 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 7,060,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $8.499 per Pre-Funded Warrant, which represents the per share purchase price of the Shares less the $0.001 per share exercise price for each Pre-Funded Warrant. The Pre-Funded Warrants will be exercisable at any time after the date of issuance and will not expire.

The Pre-Funded Warrants will have an exercise price of $0.001 per share of Common Stock, subject to proportional adjustments in the event of stock splits or combinations or similar events, be immediately exercisable on the date of issuance and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentage not in excess of 19.99%, in the case of an increase, by providing at least 61 days’ prior notice to the Company.

The aggregate gross proceeds for the Private Placement will be approximately $130 million, before deducting offering expenses and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants, and the Private Placement is expected to close on April 11, 2024, subject to customary closing conditions. The Company intends to use the net proceeds from the Private Placement to fund the continued advancement of its pipeline, including ACR-368, ACR-2316, and its undisclosed cell cycle regulatory program, to fund research and development to broaden its use and applications of its AP3 platform, to leverage its vast proprietary data sets through artificial intelligence and machine learning, and for other general corporate purposes.

Jefferies LLC acted as the sole placement agent for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agent.

Pursuant to the Purchase Agreement, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, until the earlier of (a) the date the Registration Statement (defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) and (b) 60 days after the closing of the Private Placement (such period, the "Lock-Up Period").

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The foregoing descriptions of the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

On April 8, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale under the Securities Act the Shares and the Pre-Funded Warrant Shares held by the Purchasers (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to prepare and file a registration statement with the SEC (the “Registration Statement”), covering the resale of the Registrable Securities by no later than May 11, 2024 (the “Filing Deadline”). The Company has also agreed to use reasonable best efforts to cause such registration statement to become effective as soon as practicable, but in any event no later than the earlier of (i) the 5th business day after the date the Company is notified by the SEC that the Registration Statement will not be "reviewed" or (ii) the 75th day following the filing of the registration statement in the event of a “review” by the SEC (the “Effectiveness Deadline”), subject to specified exceptions, and suspension and deferral rights as are set forth in the Registration Rights Agreement.

The Company also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of (a) the date on which the Investors shall have resold all the Registrable Securities covered thereby; and (b) the date on which the Registrable Securities may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 promulgated under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. In addition, certain liquidated damages provisions will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Letter Agreements

In connection with the Private Placement, the Company has agreed to enter into certain letter agreements with the lead Purchaser in the Private Placement (“Investor”) as discussed below.

Pursuant to the first letter agreement, at any time following the closing date of the Private Placement when Investor owns at least 50% of the number of Pre-Funded Warrants it purchased in the Private Placement (or the underlying shares of Common Stock issued upon exercise thereof) Investor shall have the right to one (1) non-voting board observer who shall have the right to attend and participate in all board and committee meetings, with certain customary exceptions.

Pursuant to the second letter agreement, the Company agreed to enter into the Affiliate Registration Rights Agreement in certain circumstances, as more further described below.

The foregoing descriptions of the letter agreements do not purport to be complete and are qualified in their entirety by reference to the forms of such agreements, copies of which are filed as Exhibits 10.3 and 10.4, respectively, and incorporated by reference herein.

Affiliate Registration Rights Agreement

Pursuant to the second letter agreement, the Company has agreed to enter into a registration rights agreement (the “Affiliate Registration Rights Agreement”) with Investor upon request from Investor following such time that Investor may be deemed an affiliate of the Company, pursuant to which Investor is entitled to certain resale registration rights with respect to shares of the Common Stock held by Investor (the “Affiliate Registrable Securities”). Under the Affiliate Registration Rights Agreement, following a request by Investor, the Company is obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the Affiliate Registrable Securities. The Company has agreed to file such resale registration statement as promptly as reasonably practicable following such request, and in any event within 60 days of such request. The Company’s obligations to file such registration statement are subject to specified exceptions, and suspension and deferral rights as are set forth in the Affiliate Registration Rights Agreement. Under specified circumstances, the Company may also include securities of the Company in any such registration statement. Under the Affiliate Registration Rights Agreement, Investor also has the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and not more than two underwritten offerings or “block trades” (as defined in the Affiliate Registration Rights Agreement) in any twelve-month period, to effect the sale or distribution of the Affiliate Registrable Securities, subject to certain exceptions, conditions and limitations.

The foregoing description of the Affiliate Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Affiliate Registration Rights Agreement, which is attached as Exhibit A to the second letter agreement and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference. The securities to be issued and sold to the Purchasers under the Purchase Agreement are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On April 8, 2024, the Company issued a press release announcing the Private Placement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filing with the SEC made by the Company, regardless of any general incorporation language in such filings, except to the extent expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
10.1*	Form of Securities Purchase Agreement, dated April 8, 2024, by and among Acrivon Therapeutics, Inc. and each of the purchasers as party thereto
10.2*	Form of Registration Rights Agreement
10.3*	Form of Letter Agreement, dated April 8, 2024, by and among Acrivon Therapeutics, Inc. and each of the persons party thereto
10.4*	Form of Letter Agreement, dated April 8, 2024, by and among Acrivon Therapeutics, Inc. and each of the persons party thereto
99.1	Press Release dated April 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Date:	April 9, 2024	By:	/s/ Rasmus Holm-Jorgensen
Rasmus Holm-Jorgensen Chief Financial Officer